EXHIBIT 10.13

[English Translation]

LOAN AGREEMENT

This loan agreement (this “Agreement”), dated as of September 22, 2009, is entered into by the following parties in Shenzhen, Guangdong:

Party A:                                                   Yi Li, male, citizen of the People’s Republic of China, ID No.: 440301196906023818

Address:               24-504, Duqian Village, Futian District, Shenzhen, Guangdong

Party B:                                                     Shenzhen Trony Science and Technology Development Co., Ltd., a limited liability company duly established and validly existing under the laws of the People’s Republic of China

Address:               East 5/F, East 8/F, Bldg 2, Guangxian Estate, Bagua 3rd road, Futian District, Shenzhen

WHEREAS, Party B has applied to Party A for a loan facility to meet the requirements of capital turnover on June 2007, and based on an oral agreement between the parties, Party A has agreed to make and already made such loan to Party B.

NOW, THEREFORE, in order to standardize the form of agreement and define the rights and obligations of the parties, Party A and Party B agree to enter into this agreement through consultation in accordance with the relevant laws and regulations:

1.                                      Amount of Loan: Renminbi Fifteen Million One Hundred and Fifty Thousand Yuan (RMB15,150,000).

2.                                      Term of Loan: no fixed term, i.e., Party B shall repay the loan as requested by Party A from time to time.

3.                                      No interest shall accrue on the loan. Party B is not required to provide any form of guarantee.

4.                                      Party B shall guarantee that it will repay the principal of the loan in a timely manner upon request of repayment by Party A. To the extent allowed by capital turnover, Party B may make prepayments to Party A.

5.                                      Any matter not addressed herein shall be separately resolved by Party A and Party B through friendly consultation.

6.                                      The formulation, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China.

7.                                      Any dispute arising out of or in connection with this Agreement shall be settled by the parties through friendly consultation. If no settlement can be reached through such consultation or one party is unwilling to settle such dispute through consultation, either party may submit such dispute to a court of competent jurisdiction for resolution.

8.                                      This Agreement shall become effective on June 30, 2007.

9.                                      This Agreement shall be written in Chinese in two (2) copies with each of the parties holding one (1) copy, and the two copies shall have equal validity.

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(SIGNATURE PAGE WITH NO TEXT)

Party A: Yi Li

(By):

Party B: Shenzhen Trony Science and Technology Development Co., Ltd. (Corporate Seal)

(By) Legal/Authorized Representative: